Registration No. 333-78989

As filed with the Securities and Exchange Commission on October 28, 2002

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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549
                          -------------------

                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                          -------------------


                     MODINE MANUFACTURING COMPANY
        (Exact name of registrant as specified in its charter)

                 WISCONSIN                          39-0482000
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)          Identification No.)


                          1500 DeKoven Avenue
                       Racine, Wisconsin  53403
         (Address of principal executive offices)    (Zip Code)
                          ------------------


       Modine Manufacturing Company Contributory Employee Stock
          Ownership Plan for Hourly Rate Non-Union Employees
                       (Full title of the plan)
                          -------------------

                             DEAN R. ZAKOS
             Vice President, General Counsel and Secretary
                     Modine Manufacturing Company
                          1500 DeKoven Avenue
                       Racine, Wisconsin  53403
                (Name and address of agent for service)

                            (262) 636-1200
     (Telephone number, including area code, of agent for service)




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                        EXPLANATORY NOTE

     The purpose of this Post-Effective Amendment to this Registration Statement is to note that:

     - The Registrant has merged the Modine Manufacturing Company Contributory Employee Stock Ownership Plan for Hourly Rate Non-Union Employees (the "Hourly Non-Union Plan") into the Modine Manufacturing Company Contributory Salaried Employee Stock Ownership and Investment Plan (the "Salaried Plan"), with the Salaried Plan being the surviving and continuing plan, and with such surviving plan amended and restated so as to be qualified as an Employee Stock Ownership Plan and renamed the Modine Employee Stock Ownership Plan (the "ESOP").

     - 48,760 shares of the Registrant's Common Stock, par value $0.625 per share (the "Common Stock") that were registered under this Registration Statement for the Hourly Non-Union Plan but that, as of the date hereof, have not been issued thereunder, are carried forward to the Registrant's new Registration Statement on Form S-8 (Registration No. 333-100770) filed to register additional shares of Common Stock issuable under the ESOP, leaving no shares registered under this Registration Statement.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 25th day of October, 2002.

                         MODINE MANUFACTURING COMPANY

                         By: D. R. JOHNSON
                            ---------------------------------
                              D. R. Johnson,
                              Chairman and Chief Executive
                              Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


D. R. JOHNSON                              October  25, 2002
-------------------------------------      -----------------
D. R. Johnson, Chairman and                    Date
    Chief Executive Officer
    (Principal Executive
    Officer) and Director


R. S. BULLMORE                             October  25, 2002
-------------------------------------      -----------------
R. S. Bullmore, Corporate                      Date
    Controller and Acting Chief
    Financial Officer (Acting
    Principal Financial and
    Accounting Officer)


D. R. ZAKOS                                October  25, 2002
-------------------------------------      -----------------
D. R. Zakos, Vice President,                   Date
    General Counsel and Secretary


R. J. Doyle*                               October  25, 2002
-------------------------------------      -----------------
R. J. Doyle, Director                          Date


F. P. Incropera*                           October  25, 2002
-------------------------------------      -----------------
F. P. Incropera, Director                      Date


F. W. Jones*                               October  25, 2002
-------------------------------------      -----------------
F. W. Jones, Director                          Date

D. J. Kuester*                             October  25, 2002
-------------------------------------      -----------------
D. J. Kuester, Director                        Date


V. L. Martin*                              October  25, 2002
-------------------------------------      -----------------
V. L. Martin, Director                         Date


G. L. Neale*                               October  25, 2002
-------------------------------------      -----------------
G. L. Neale, Director                          Date


M. C. Williams*                            October  25, 2002
-------------------------------------      -----------------
M. C. Williams, Director                       Date


M. T. Yonker*                              October  25, 2002
-------------------------------------      -----------------
M. T. Yonker, Director                         Date


*By: DEAN R. ZAKOS
    -------------------------------
     Dean R. Zakos, attorney-in-fact
     for each of the persons indicated

                        POWER OF ATTORNEY

Each of the persons whose signatures appear below, hereby appoints
Dean R. Zakos and Margaret C. Kelsey, or either of them, as his or her true and lawful attorneys, to sign, in his or her name and on his or her behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), this Post-Effective Amendment on Form S-8 (the "Post-Effective Amendment") and any and all related amendments, including later post-effective amendments, that either of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission with respect thereto, in connection with this Post-Effective Amendment, which amendments may make such changes as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this Post-Effective Amendment or its related registration statement, and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have signed these presents effective the 16th day of October, 2002.


/s/ D. R. JOHNSON
--------------------------------------
D. R. Johnson, Chairman and Chief
    Executive Officer (Principal
    Executive Officer) and Director


/s/ R. S. BULLMORE
--------------------------------------
R. S. Bullmore, Corporate Controller
    and Acting Chief Financial Officer
    (Acting Principal Financial and
    Accounting Officer)


/s/ D. R. ZAKOS
--------------------------------------
D. R. Zakos, Vice President,
    General Counsel and Secretary


/s/ R. J. DOYLE
--------------------------------------
R. J. Doyle, Director


/s/ F. P. INCROPERA
--------------------------------------
F. P. Incropera, Director

/s/ F. W. JONES
--------------------------------------
F. W. Jones, Director


/s/ D. J. KUESTER
--------------------------------------
D. J. Kuester, Director


/s/ V. L. MARTIN
--------------------------------------
V. L. Martin, Director


/s/ G. L. NEALE
--------------------------------------
G. L. Neale, Director


/s/ M. C. WILLIAMS
--------------------------------------
M. C. Williams, Director


/s/ M. T. YONKER
--------------------------------------
M. T. Yonker, Director

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